UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390
Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on December 15, 2021, Pulmatrix, Inc. (“Pulmatrix” or the “Company”) entered into a securities purchase agreement with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a registered direct offering (the “Offering”) (i) 6,745.0008 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and (ii) 5,620,834 warrants (the “Common Warrants”) to purchase an aggregate of 5,620,834 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). In connection with the Offering and pursuant to an engagement letter entered into on December 3, 2021, by and between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company also agreed to grant to the Placement Agent or its designees warrants to purchase up to 730,708 shares of Common Stock at an exercise price of $0.75 per share (the “Placement Agent Warrants”). On December 17, 2021, the Offering closed.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Preferred Stock, the Common Warrants and the Placement Agent Warrants and the shares issuable upon the conversion or exercise of the Preferred Stock, the Common Warrants and the Placement Agent Warrants, as applicable, is attached as Exhibit 5.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On December 17, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

5.1	Opinion of Haynes and Boone, LLP.
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
99.1	Press release, dated December 17, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It

The reverse stock split proposal described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, will be submitted to Pulmatrix’s stockholders for their consideration. The Company intends to file a proxy statement (the “Proxy Statement”) that will be sent to all holders of record of Pulmatrix’s Common Stock and Preferred Stock in connection with the reverse stock split. This press release does not contain all the information that should be considered concerning the reverse stock split and is not intended to form the basis of any investment decision or any other decision in respect of the reverse stock split. Pulmatrix’s stockholders and other interested persons are advised to read, when available, the preliminary Proxy Statement and the amendments thereto and the definitive Proxy Statement and other documents filed in connection with the reverse stock split, as these materials will contain important information about Pulmatrix and the reverse stock split. When available, the definitive Proxy Statement and other relevant materials for the proposed reverse stock split will be mailed to stockholders of Pulmatrix as of the record date for voting on the reverse stock split. Pulmatrix stockholders will also be able to obtain copies of the preliminary Proxy Statement, the definitive Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Pulmatrix’s corporate secretary at Pulmatrix, Inc., 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421; telephone number (781) 357-2333.

Participants in Solicitation

Pulmatrix and its directors and executive officers may be deemed participants in the solicitation of proxies from Pulmatrix’s stockholders with respect to the proposed reverse stock split. A list of the names of those directors and executive officers and a description of their interests in Pulmatrix is contained in Pulmatrix’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. To the extent such holdings of Pulmatrix’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants will be contained in the Proxy Statement for the proposed reverse stock split when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: December 17, 2021	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer